EXHIBIT 99.1

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                             CONTACT: DANIEL L. KRIEGER
                                                           CHAIRMAN & PRESIDENT
                                                           515-232-6251

DECEMBER 1, 2004

                            AMES NATIONAL CORPORATION
         ANNOUNCES THE LISTING OF ITS COMMON STOCK ON THE NASDAQ
                                SMALLCAP MARKET




Ames, Iowa December 1, 2004--Ames National Corporation (OTC Bulletin Board ATLO:
NASDAQ ATLO), an $800 million asset bank holding company with administrative offices in Ames, Iowa announced today that it has received approval from the NASDAQ Listing Qualifications Panel to list its common stock on the NASDAQ SmallCap Market. Ames National Corporation expects trading on the NASDAQ
SmallCap Market to begin on Friday, December 3, 2004. The common stock will trade under the Company's current ticker symbol, ATLO.

The listing on the NASDAQ SmallCap Market will provide the stability of a national exchange as well as additional visibility and access to institutional and individual investors.

Investment firms making a market in ATLO stock are: Hudson Securities, Inc., Hill Thompson Magid & Co., Inc., Howe Barnes Investment, Inc., Monroe Securities, Inc,. Knight Equity Markets, L.P., Pershing Trading Company, L.P., Peqacock, Hislop, Staley, & Given, Inc., and UBS Capital Markets L.P.

Ames National Corporation's banks serve customers in eight central Iowa communities from 12 banking offices. The five Iowa affiliate banks are: First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co.,
Nevada; Randall-Story State Bank, Story City and United Bank & Trust, Marshalltown.